Exhibit 99.1

Washington Prime Group Announces Strategic Transactions

- Signed Definitive Agreement to Retain Southern Hills Mall, Dominant Enclosed Asset
- Signed Definitive Agreement to Sell Colonial Park Mall, Tier 2 Asset
- Completed Transition of Valle Vista Mall, Tier 2 Asset

COLUMBUS, OH – October 4, 2017 – Washington Prime Group Inc. (NYSE: WPG) today announced several financial activities as part of its portfolio construction and capital allocation strategy.

Lou Conforti, CEO and Director stated: “As previously stated, within our Tier 2 portfolio there are certain assets which, save for the fact that they are overleveraged, exhibit Tier 1 characteristics. As we recently illustrated with the discounted payoff of the mortgage loan secured by Mesa Mall, we are opportunistic in such situations, and Southern Hills Mall is yet another example. Assuming Cottonwood Mall, Mesa Mall and Southern Hills Mall are ultimately reclassified as Tier 1 assets, only 15% of the Company’s net operating income is represented by Tier 2 assets, of which about half are unencumbered.”

Conforti added: “We have addressed all 2017 mortgage debt maturities and now have nearly $316 million of net operating income being generated from our unencumbered properties, or approximately 57% of total property NOI. Additionally, after the completion of these strategic transactions and assuming the reclassifications to Tier 1 discussed above, over 85% of the unencumbered NOI is from Open Air and Tier 1 enclosed properties. Our strategic efforts to reduce leverage has positioned WPG as one of the best within the U.S. Regional Mall REIT sector from a leverage standpoint, great progress from where leverage levels were a year ago. We cannot think of a better way for us to demonstrate our commitment to an investment grade balance sheet.”

Mortgage Loans

On October 4, 2017, the Company signed a definitive agreement to retain Southern Hills Mall, located in Sioux City, Iowa. As part of the definitive agreement, the property, along with the $99.7 million mortgage loan secured by Southern Hills Mall, is expected to be transferred to the lender, followed by the anticipated sale of the property by the lender to a wholly-owned affiliate of Washington Prime Group for a purchase price of approximately $55.0 million. The Company will recognize approximately $45.0 million in gain on debt extinguishment related to the transition.

This accretive financial transaction is expected to result in the Company retaining Southern Hills Mall, a dominant enclosed retail venue in a secondary market. The debt yield on the mortgage loan is approximately 7.5% with a yield on the anticipated purchase of approximately 13.5%. The transaction is expected to close this month, subject to due diligence and customary closing conditions.

As the only enclosed regional shopping center within a 90-mile radius, Southern Hills Mall serves the growing Sioux City market and western part of the state. Sioux City is the fourth largest city in the state of Iowa, and the market consistently ranks as one of the top small markets for businesses.

On October 3, 2017, the $40.0 million mortgage loan secured by Valle Vista Mall, located in Harlingen, Texas, was extinguished upon the property transition to the lender on October 3, 2017. The Company will recognize approximately $27.0 million in gain on debt extinguishment related to the transition.

On October 2, 2017, the Company repaid the $99.6 million mortgage loan on WestShore Plaza, located in Tampa, Florida, adding the Tier 1 enclosed property to the unencumbered pool of assets.

Dispositions

On October 4, 2017, the Company signed a definitive agreement to sell Colonial Park Mall, located in Harrisburg, Pennsylvania, to an unaffiliated private real estate investor for a purchase price of $15.0 million. During the nine months ended September 30, 2017, the Company expects to record a non-cash impairment charge of approximately $20.9 million related to the sale of Colonial Park Mall.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. A trademark application has been filed with the U.S. Patent and Trademark Office for the name “Washington Prime Group” and is currently pending. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or

kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties

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